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                                                                     EXHIBIT 3.3


                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF

                                  PROXIM, INC.



     Proxim, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

     1. The original Certificate of Incorporation was filed with the Secretary of State on October 4, 1993, under the name of Proxim, Inc.

     2. The following Certificate of Amendment was duly proposed by the Corporation's Board of Directors and duly adopted pursuant to the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Certificate of Amendment and the amendments to be made thereby were duly adopted by the holders of a majority of shares outstanding and entitled to vote thereon pursuant to the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

     RESOLVED: That the Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the second sentence of the first paragraph of
ARTICLE IV of the Restated Certificate of Incorporation in its present form and substituting therefor a new second sentence of the first paragraph of ARTICLE IV in the following form:

     The total number of shares of Common that the Corporation shall have the authority to issue is 100,000,000.

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     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed by its duly authorized officer this 13th day of July, 2000.



     PROXIM, INC.,
     a Delaware corporation


     By: /s/ DAVID KING
        --------------------------------
        David King
        President and Chief Executive Officer


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